                                                                    EXHIBIT 4.17

                                 PROMISSORY NOTE

                                 ---------------





$50,000.00                        Dallas, Texas               September 30, 1996



         FOR VALUE RECEIVED,  the  undersigned,  AVERY  COMMUNICATIONS,  INC., a

Delaware  corporation  ("Maker"),  hereby promises to pay to the order of GLOBAL

                         -----

CAPITAL RESOURCES, INC., a Delaware corporation ("Payee"), at its offices at 190

                                                  -----

South LaSalle Street, Suite 1410, Chicago Illinois 60603, in lawful money of the

United States of America, the principal sum of Fifty-Thousand and 00/100 Dollars

($50,000.00),  together with interest IN ARREARS on the UNPAID principal balance at an annual rate equal to lesser of (a) the Maximum Rate (hereinafter defined),

or (b) twelve and  one-half  percent  (12.5%),  in the  manner  provided  below.

Interest  shall be  calculated  on the  basis of a year of 365 or 366  days,  as applicable, and charged for the actual number of days elapsed.



         The  outstanding  principal  amount  of this  Note,  together  with all accrued  and  unpaid  interest  thereon,  shall be due and  payable in full upon demand of the Payee,  or, if no such  demand is made on or before  December  31,

1997, on December 31, 1997. In addition,  Maker shall make mandatory payments of principal, together with all accrued and unpaid interest on the unpaid principal balance  of this  Note,  from  time to time  after  the date  hereof  on the day following the day on which Maker  receives any payment on or with respect to the indebtedness  evidenced by that certain  Promissory Note dated June 28, 1996, in the original principal amount of $50,000.00 payable by Telco Group, Inc, a Texas corporation, to the order of Maker.



         All  payments of  principal  and interest on this Note shall be made by certified or bank  cashier's  check at the offices of Payee,  190 South  LaSalle

Street, Suite 1410, Chicago Illinois 60603, or at such other place in the United

States of America  as Payee  shall  designate  to Maker in  writing,  or by wire transfer of  immediately  available  funds to an account  designated by Payee in writing.  If any payment of  principal  or interest on this Note is due on a day which is not a Business Day,  such payment  shall be due on the next  succeeding

Business  Day,  and  such  extension  of time  shall be taken  into  account  in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Illinois.



         Maker may,  without  premium or  penalty,  at any time and from time to time,  prepay all or any portion of the outstanding  principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.



         As used in this Note,  the  following  terms shall have the  respective meanings indicated below:



                  "Default Rate" means the Maximum Rate.

                   ------------

                  "Maximum Rate" means the maximum rate of nonusurious  interest

                   ------------

         permitted  from day to day by applicable  law,  including as to Article

         5069-1.04,  Vernon's  Texas  Civil  Statutes  (and as the  same  may be incorporated  by  reference  in other Texas  statutes),  but  otherwise without  limitation,  that rate based upon the "indicated rate ceiling"

         and  calculated  after taking into  account any and all relevant  fees,

         payments, and other charges in respect of this Note which are deemed to be interest under applicable law.



         Notwithstanding   anything  to  the  contrary   contained   herein,  no

provisions  of this Note shall  require the payment or permit the  collection of interest  in excess of the  Maximum  Rate.  If any  excess of  interest  in such respect is herein  provided for, or shall be adjudicated  to be so provided,  in this Note or otherwise in connection with this loan transaction,  the provisions of this paragraph shall govern and prevail,  and neither Maker nor the sureties,

guarantors,  successors or assigns of Maker shall be obligated to pay the excess amount of such interest,  or any other excess sum paid for the use,  forbearance or  detention  of sums loaned  pursuant  hereto.  If for any reason  interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent  jurisdiction,  any such excess shall be applied as a payment and reduction of the principal of  indebtedness  evidenced by this Note; and, if the principal  amount hereof has been paid in full,  any remaining  excess shall forthwith be paid to Maker.  In determining  whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (i)  characterize  any  non-principal  payment as an expense,

fee, or premium rather than as interest,  (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize,  prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the  indebtedness  evidenced  by this Note so that the  interest for the entire term does not exceed the Maximum Rate.



         Maker shall be in default  hereunder  upon the  happening of any of the following  events  or  conditions  (each  such  event or  condition  hereinafter referred to as an "Event of Default"):

                   ----------------



                  (a)  Maker  shall  fail to pay  when due any  principal  of or accrued and unpaid interest on this Note.



                  (b)  Maker  shall  commence  a  voluntary  proceeding  seeking liquidation,  reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver,

         liquidator,   custodian,   or  other  similar  official  for  it  or  a

         substantial part of its property or shall consent to any such relief or to the  appointment of or taking  possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general  assignment  for the benefit of creditors or shall  generally fail to pay its debts as they  become due or shall  take any  corporate action to authorize any of the foregoing.



                  (c) Any  involuntary  proceeding  shall be  commenced  against

         Maker seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy,  insolvency,  or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary  proceeding  shall  remain  undismissed  and unstayed for a period of thirty (30) days.



                  (d) This Note  shall  cease to be in full  force and effect or shall  be  declared  null and void or the  validity  or  enforceability hereof  shall  be  contested  or  challenged  by  Maker  or  any of its shareholders,  or Maker shall deny that it has any further liability or obligation under this Note.



         Upon the occurrence of any Event of Default,  the holder hereof may, at its option,  declare the entire unpaid principal of and accrued interest on this

Note immediately due and payable without notice,  demand or presentment,  all of which are hereby waived,  and upon such  declaration,  the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to  foreclose  or  otherwise  enforce all liens or security  interests  securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the holder  hereof to Maker.  Failure of the holder  hereof to  exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.



         If the  holder  hereof  expends  any  effort in any  attempt to enforce payment of all or any part or installment  of any sum due the holder  hereunder,

or if this Note is placed in the hands of an attorney for  collection,  or if it is collected through any legal  proceedings,  Maker agrees to pay all collection costs and fees incurred by the holder,  including  reasonable  attorneys'  fees,

plus accrued and unpaid interest hereunder.



         THIS NOTE SHALL BE GOVERNED BY AND  CONSTRUED  IN  ACCORDANCE  WITH THE

LAWS OF THE STATE OF ILLINOIS AND THE  APPLICABLE  LAWS OF THE UNITED  STATES OF

AMERICA.  ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE AGAINST

MAKER OR ANY OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY SUMS OF MONEY PAYABLE ON

THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN COOK COUNTY, ILLINOIS.

MAKER HEREBY  IRREVOCABLY (I) SUBMITS TO THE  NONEXCLUSIVE  JURISDICTION OF SUCH

COURTS,  AND (II) WAIVES ANY  OBJECTION IT MAY NOW OR  HEREAFTER  HAVE AS TO THE

VENUE OF ANY SUCH ACTION OR PROCEEDING  BROUGHT IN SUCH COURT OR THAT SUCH COURT

IS AN  INCONVENIENT  FORUM.  NOTHING  HEREIN  SHALL AFFECT THE RIGHT OF PAYEE TO

BRING ANY ACTION OR PROCEEDING AGAINST MAKER OR ANY OTHER PARTY LIABLE HEREUNDER

OR WITH  RESPECT TO ANY  COLLATERAL  IN ANY STATE OR FEDERAL  COURT IN ANY OTHER

JURISDICTION.  ANY  ACTION  OR  PROCEEDING  BY MAKER OR ANY OTHER  PARTY  LIABLE

HEREUNDER AGAINST PAYEE SHALL BE BROUGHT ONLY IN A COURT LOCATED IN COOK COUNTY,

ILLINOIS.



         The rights and  remedies of Payee  under this Note shall be  cumulative and not  alternative.  No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee.  Neither the failure nor any delay in  exercising  any  right,  power or  privilege  under this Note will operate as a waiver of such right,  power or privilege  and no single or partial exercise of any such right,  power or privilege by Payee will preclude any other or further  exercise of such right,  power or  privilege  or the exercise of any other right,  power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing,  signed by Payee; (b) no waiver  that may be given by Payee  will be  applicable  except in the  specific instance for which it is given;  and (c) no notice to or demand on Maker will be deemed  to be a waiver  of any  obligation  of Maker or of the right of Payee to take further  action  without  notice or demand as provided in this Note.  Maker hereby waives presentment,  demand,  protest and notice of dishonor and protest.

Maker and each  surety,  guarantor,  endorser,  and other  party ever liable for payment of any sums of money payable on this Note,  jointly and severally  waive notice,  presentment,  demand  for  payment,  protest,  notice  of  protest  and non-payment or dishonor, notice of acceleration, notice of intent to accelerate,

notice  of intent to  demand,  diligence  in  collecting,  grace,  and all other formalities  of any kind,  waive and agree not to assert  any right of offset or similar  right with respect to any payments  due  hereunder,  and consent to all extensions  without  notice  for any  period  or  periods  of time  and  partial payments,  before  or  after  maturity,  and any  impairment  of any  collateral securing this Note, all without prejudice to the holder of this Note. The holder of this Note  shall  similarly  have the right to deal in any way,  at any time,

with one or more of the foregoing parties without notice to any other party, and to grant  any such  party  any  extensions  of time for  payment  of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice  to any  other  party  and  without  in any way  affecting  the  personal liability of any party hereunder.



         THIS NOTE AND ALL OTHER INSTRUMENTS,  DOCUMENTS AND AGREEMENTS EXECUTED

AND DELIVERED BY MAKER IN  CONNECTION  WITH THE  INDEBTEDNESS  EVIDENCED BY THIS

NOTE EMBODY THE FINAL,  ENTIRE  AGREEMENT OF MAKER AND PAYEE WITH RESPECT TO THE

INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS,

AGREEMENTS,   REPRESENTATIONS  AND  UNDERSTANDINGS,  WHETHER  WRITTEN  OR  ORAL,

RELATING TO THE INDEBTEDNESS  EVIDENCED BY THIS NOTE AND MAY NOT BE CONTRADICTED

OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR

DISCUSSIONS OF MAKER AND PAYEE.  THERE ARE NO ORAL AGREEMENTS  BETWEEN MAKER AND

PAYEE.



         IN WITNESS  WHEREOF,  this  Promissory  Note is executed as of the date first above written.



                                    AVERY COMMUNICATIONS, INC.







                                    By: ____________________________

                                         Thomas M. Lyons, President